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                                                                     EXHIBIT 3.6


                  CERTIFICATE OF THE DESIGNATIONS, PREFERENCES,
               RIGHTS AND LIMITATIONS OF SERIES C PREFERRED STOCK
                                       OF
                           MOBILITY ELECTRONICS, INC.

                             -----------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                             -----------------------

         MOBILITY ELECTRONICS, INC., a corporation organized and existing under the General Corporation Law of the state of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         That, pursuant to the authority expressly vested in the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors duly adopted at a meeting held on October 15, 1998, a resolution providing for the issuance of up to Four Million Five Hundred Thousand (4,500,000) shares of Series C Preferred Stock, which resolution is as follows:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock, $0.01 par value, of the Corporation to consist of Four Million Five Hundred Thousand (4,500,000) shares, and this Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Certificate of Incorporation, as amended, which are applicable to all series of the Preferred Stock, $0.01 par value, of the Corporation) as follows:

         Four Million Five Hundred Thousand (4,500,000) shares of Preferred Stock, par value $0.01 per share, of the Corporation are hereby constituted as a series of Preferred Stock designated as "Series C Preferred Stock" (hereinafter called the "Series C Stock") with the powers, preferences and rights hereinafter set forth.

         1.       Definitions.  As used herein:

         "Additional Stock" means all capital stock issued by the Corporation after the date of the first issuance of shares of Series C Stock, other than (i) Common Stock issuable upon conversion of Series C Stock, (ii) capital stock of the Corporation issued at a per share consideration equal to or greater than the Issuance Consideration, (iii) Series C Stock issued in the Offering, (iv) Common

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Stock issued as a dividend or distribution on the Series C Stock or (v) Common
Stock issued as a result of Exempt Issuances.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Certificate of Designations" means the Certificate of the Designations, Preferences, Rights and Limitations of Series C Preferred Stock of the Corporation.

         "Common Stock" means (i) the class of stock designated as the common stock of the Corporation as of October 15, 1998, or (ii) any other class of stock resulting from successive changes or reclassification of such stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

         "Conversion Event"shall have the meaning ascribed thereto in Paragraph 5(b) below.

         "Conversion Price" means the Issuance Consideration divided by the Conversion Rate in effect at such time.

         "Conversion Rate" means the number of shares of Common Stock into which a single share of Series C Stock is convertible at such time. The initial Conversion Rate shall be one. Thereafter, the Conversion Rate shall be subject to adjustment as provided in Paragraph 5 below.

         "Convertible Securities" means capital stock or other securities, options, rights or warrants which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration of cash or property, Common Stock or rights to acquire Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         "Exempt Issuances" means any issuance of capital stock of the Corporation or Convertible Securities: (i) pursuant to any plan or arrangement approved by the Board of Directors; (ii) pursuant to any option, warrants, right or convertible or exchangeable security of the Corporation outstanding as of the date of filing of this Certificate of Designations with the Secretary of State of Delaware (although the terms of which may be changed after said date); or
(iii) issued in connection with the Offering (including, without limitation, warrants and stock issued in connection therewith and the securities underlying such warrants); or the issuance of any warrants for nominal consideration in connection with a debt private placement to institutional investors.

         "Issuance Consideration" means the consideration received by the Corporation for the issuance of a single share of the Series C Stock (as such consideration may subsequently be changed pursuant to the terms of the Offering, and subject to adjustment in the event of a stock split, stock dividend, recapitalization or the like). The Issuance Consideration is initially $9.00 per share. To the extent that shares of Series C Stock are issued in the Offering at a lower price per share, then the Issuance Consideration will be changed to such lower dollar amount, and all holders of Series C


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Stock who paid $9.00 per share will receive additional shares of Series C Stock to give effect to such lower Issuance Consideration.

         "Liquidation Event" shall mean any liquidation, dissolution or winding-up of the Corporation or, at the option of the holders of a majority of the outstanding Series C Stock, voting as a single class, a consolidation or merger of the Corporation with or into any other corporation or other business organization, or the sale, lease or transfer of all or substantially all of the assets of the Corporation, except for a Surviving Combination.

         "Liquidation Preference" shall have the meaning ascribed thereto in Paragraph 3 below.

         "Non-Surviving Combination" shall mean any merger, consolidation or other business combination between the Corporation and one or more other Persons which is not a Surviving Combination, or a sale of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, to one or mores such other Persons.

         "Offering" means that certain private placement of Series C Stock undertaken by the Corporation commencing on September 28, 1998.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Preferred Stock" means the preferred stock, par value $0.01 per share, of the Corporation.

         "Surviving Combination" means any merger or consolidation in which the Corporation is the surviving corporation, the holders of the Series C Stock outstanding immediately prior to such transaction will hold the same number of shares of Series C Stock with substantially identical designations and preferences after such transaction as they held immediately prior to such transaction, the voting power or the number of voting shares outstanding immediately after such transaction plus the number of shares issued as a result of such transaction does not exceed by more than 49% the voting power of the total number of voting shares of the Corporation outstanding immediately prior to such transaction, and the number of voting shares issuable as a result of such transaction will not exceed by more than 49% the number of voting shares of the Corporation outstanding immediately prior to the merger.

         2.       Dividends.

         (a) In the event the Board of Directors shall declare a cash dividend payable upon the outstanding shares of Common Stock out of funds of the Corporation legally available therefor pursuant to the General Corporation Law of the State of Delaware ("Legally Available Funds"), the Board of Directors shall at the same time declare a dividend payable on each share of Series C Stock equal to the amount of the dividend payable on the number of shares of Common Stock into which


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each such share of Series C Stock could then be converted into pursuant to the provisions of Section 5 below, such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

         3.       Preference on Dissolution, Liquidation or Winding Up.

         (a) In the event of the occurrence of a Liquidation Event, the holders of Series C Stock shall be entitled to receive, in preference to the holders of Common Stock or any other class of stock or series thereof ranking junior to the Series C Stock with respect to the distribution of assets, an amount equal to the product of the number of shares of Series C Stock held multiplied by the Issuance Consideration, plus an amount equal to all dividends accrued and unpaid thereon (including interest accrued thereon, if applicable) to the date fixed for distribution, and no more (the "Liquidation Preference"). If Legally Available Assets for distribution upon the occurrence of a Liquidation Event are insufficient to satisfy in full the Liquidation Preference, then the Liquidation Preference shall be reduced to such amount as can be satisfied out of the Legally Available Assets, and such amounts shall be paid to the holders of the Series C Stock on a pari passu basis (based on the number of shares of Series C Stock held).

         (b) Written notice of the occurrence of a Liquidation Event, stating a payment date and the place where the distributable amounts shall be payable shall be given by mail, postage prepaid, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series C Stock at their respective addresses as the same shall appear on the books of the Corporation.

         (c) No payment on account of such Liquidation Event shall be made to the holders of any class or series of capital stock ranking on a parity with the Series C Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Series C Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

         4. Voting Rights. Except as otherwise provided in this Certificate of Designations, each holder of Series C Stock shall be entitled to vote on all matters submitted for a vote of the holders of Common Stock a number of votes equal to the number of full shares of Common Stock into which such holder's shares of Series C Stock could then be converted pursuant to the provisions of Paragraph 5 below, such number to be determined as of the record date for the determination of holders of Common Stock entitled to vote on any such matter, or, if no record date is fixed , then the record date for determination of holders of Series C Stock entitled to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which such meeting is held. Except as otherwise required in this Certificate of Designations or by the Delaware General Corporation Law, the holders of the Series C Stock shall vote with the holders of outstanding Common Stock and any other preferred shares entitled to vote on any such matter, and not as a separate class or series.


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         5. Conversion Rights. Each share of Series C Stock may be converted into shares of Common Stock on the terms and conditions set forth in this
Section 5:

         (a) Each share of Series C Stock shall be convertible at the option of the holder thereof, at any time and from time to time, in the manner hereinafter set forth, into a number of fully-paid and nonassessable shares of Common Stock (rounded to the nearest whole number) at the Conversion Rate in effect at the time of conversion determined as hereinafter provided.

         (b) Each share of Series C Stock shall convert automatically, and without any action on the part of the holder thereof, into the number of fully-paid and nonassessable shares of Common Stock (rounded to the nearest whole number) determined by applying the Conversion Rate then in effect upon the earliest to occur of the following: (i) immediately prior to the consummation of a firm commitment underwritten public offering of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission and having a per share price equal to or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) and a total gross offering amount of not less than $15 million; (ii) the date that, through redemption or conversion, fewer than 150,000 shares of Series C Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like); (iii) immediately prior to the consummation of a Non-Surviving Combination; provided, that the value received by the holders of Series C Stock equals or exceeds $15.00 per share; or (iv) upon the vote of the holders of a majority of the then issued and outstanding shares of Series C Stock (each of the above is sometimes referred to herein as a "Conversion Event" and collectively, as the "Conversion Events").

         (c) Upon conversion of any Series C Stock, all accrued and unpaid dividends on the Series C Stock so converted shall be paid in cash.

         (d) Upon the occurrence of a Conversion Event, the Corporation shall prepare a notice stating that a Conversion Event has occurred and setting forth in detail the facts, and such notice shall forthwith be mailed by first class mail to the holders of the Series C Stock at their last known address shown on the stock books of the Corporation.

         (e) Upon receipt of written notice of a Conversion Event, each holder of Series C Stock shall (i) surrender the certificate or certificates therefor, duly endorsed, at the office of any transfer agent for such Series C Stock, or if there is no such transfer agent, then at the principal executive offices of the Corporation and (ii) state in writing therein the name or names in which such holder wishes the certificate or certificates for the Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at the last known address of each holder of the Series C Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made on the date of the Conversion Event, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.


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         (f) If the Corporation shall at any time (i) pay or make a dividend or other distribution on any class or series of capital stock of the Corporation in Common Stock, (ii) subdivide (by means of a stock split or otherwise) its outstanding Common Stock into a larger number of shares or (iii) combine (by means of a reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares, the Conversion Rate for the Series C Stock in effect immediately prior thereto shall be adjusted so that each share of Series C Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of one share of Series C Stock would have been entitled to receive after the happening of any of the events described above had such stock been converted into Common Stock immediately prior to the record date, if any, in the case of a dividend, distribution, subdivision or combination with respect to which the Corporation has fixed a record date for the determination of stockholders entitled to receive such dividend, distribution, subdivision or combination or, if no such record date has been fixed, the effective date of such dividend, distribution, subdivision or combination. An adjustment made pursuant to this subparagraph (f) shall be effected at the time such dividend or distribution is made or paid or such subdivision or combination is effected and shall be effective retroactively with respect to conversions effected subsequent to any record date described in the immediately preceding sentence.

         (g) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of Common Stock of
(i) any securities or property of any nature whatsoever (other than cash or as provided in subparagraph (f) above), or (ii) any warrants or other rights to subscribe for or purchase capital stock of the Corporation, then the Conversion Rate shall be adjusted to that number determined by multiplying the Conversion Rate immediately prior to such adjustment by a fraction (A) the numerator of which shall be the fair value (as determined in good faith by the Board of Directors) per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such fair value per share of Common Stock minus the portion applicable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors) of any and all such securities or property to be distributed. A reclassification of the Common Stock into Common Stock and shares of any other class of securities shall be deemed a distribution by the Corporation to the holders of its Common Stock of such other Common Stock and of such other class of securities within the meaning of this subparagraph and, if the outstanding Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, an the case may be, of the outstanding Common Stock within the meaning of subparagraph (f) above.

         (h) In case at any time or from time to time the Corporation shall issue or sell any Additional Stock for a consideration per share less than the Issuance Consideration, then the Conversion Rate shall be adjusted to that number determined by multiplying the Conversion Rate immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock underlying the Series C Stock) outstanding immediately prior to the issuance of such shares of Additional Stock plus the number of such shares of Additional Stock so issued and (ii) the denominator of which shall be the number of shares of Common Stock (including shares of Common Stock underlying the Series C Stock)


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outstanding immediately prior to the issuance of the shares of Additional Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Additional Stock so issued would purchase at the Conversion Price in effect immediately prior to the issuance of the Additional Stock. For the purposes of this subparagraph, the date as of which the Conversion Price of the Common Stock shall be computed shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such Additional Stock or (ii) the date of actual issuance of such Additional Stock. The provisions of this subparagraph shall not apply to any issuance of Additional Stock for which an adjustment to provided under subparagraph (g) above. No adjustment of the Conversion Rate shall be made under this subparagraph upon the issuance of any shares of Additional Stock which are issued pursuant to the exercise of any warrants or any other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to subparagraph 6(f) or (g) above.

         (i) In case at any time or from time to time the Corporation shall distribute or shall in any manner (whether directly or indirectly) issue or sell any Convertible Securities (excluding Exempt Issuances), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for which additional Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Issuance Consideration, then the Conversion Rate shall adjusted as provided in subparagraph (h) above on the basis that (i) the maximum number of shares of Additional Stock issuable pursuant to all such Convertible Securities on the date of issuance of such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Conversion Price as hereinafter provided, and (ii) the aggregate consideration for such maximum number of shares of Additional Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Convertible Securities. For the purposes of this subparagraph, the date on which the Conversion Price shall be computed shall be the earliest of (i) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (ii) the date on which the Corporation shall enter into a firm contract for the issuance of such Convertible Securities or (iii) the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this subparagraph upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or any subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to any of the above subparagraphs.

         (j) If, at any time after any adjustment of the Conversion Rate shall have been made pursuant to any of the above subparagraphs on the basis of the issuance of Convertible Securities, or after any new adjustments of the Conversion Rate shall have been made pursuant to this subparagraph (j),


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                  (i) such warrants or rights or the right of conversion or
         exchange in such other Convertible Securities shall expire, and a portion of such warrants or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the came may be, shall not have been exercised, and/or

                  (ii) the consideration per share, of which shares of Common Stock are issuable pursuant to such warrants or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled as to any shares of Series C Stock then outstanding and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed have been issued by virtue of such computation. Thereupon, a recomputation (assuming that all shares of Series C Stock on the date of the initial computation are outstanding on the date of such recomputation) shall be made of the affect of such rights or options or other Convertible Securities on the basis of

                  (i) treating the number of shares of Common Stock, if any, theretofore issued or issuable pursuant to the previous exercise of such warrants or rights or right of conversion or exchange, as having been issued on the date or dates of such exercise and for the consideration actually received and receivable therefor, and

                  (ii) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock are issuable under such warrants or rights or other Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Paragraph on the basis aforesaid, a new adjustment of the Conversion Rate shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (k) The following provisions of this subparagraph (k) shall also be applicable to the making of adjustments to the Conversion Rate:

                  (i) To the extent that any Additional Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such Additional Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case without deduction of


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         any compensation, discounts or expenses paid or incurred by the
         Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof. To the extent that such issuance shall be for a consideration other than cash, then except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors. In case any shares of Additional Stock or any Convertible Securities or warrants or other rights to subscribe for or purchase such Additional Stock or Convertible Securities shall be issued in connection with any consolidation or merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors, of such portion of the assets and business of the non-surviving corporation as such Board of Directors in good faith shall determine to be attributable to such Additional Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights, plus the minimum additional consideration payable to the Corporation upon the exercise of such warrants or other rights. The consideration for any Additional Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the minimum consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the minimum additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of capital stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Stock or Convertible Securities consideration equal to the amount of such dividend so paid or satisfied.

                  (ii) The adjustments required by this Paragraph 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment shall be made (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in subparagraph(f) above) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least 1/20th of a share to or from the Conversion Rate in effect immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made so soon as such adjustment, together with other adjustments required by this Paragraph 5 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (iii) If the Corporation shall take a record of the holder of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally


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         abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (l) In the case of a merger, or the sale or conveyance of all or substantially all of the assets of the Corporation for which approval of the holders of the Common Stock is necessary, or in the case of any capital reorganization or any reclassification or similar change of the outstanding Common Stock (other than as at forth in subparagraph (f) above), each share of Series C Stock, if any, outstanding following such transaction shall thereafter be convertible into the kind and amount of securities or other securities or cash or other property receivable upon such merger, sale, conveyance, reorganization, reclassification or change by a holder of the number of shares of Common Stock into which such Series C Stock might have been converted immediately prior to such merger, sale, conveyance reorganization, reclassification or change, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind and amount of stock or other securities or cash or other property receivable upon such merger, sale, conveyance, reorganization, reclassification or change (provided that if the kind and amount of stock or other securities or cash or other property receivable upon such merger, sale, conveyance, reorganization, reclassification or change is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing shares") then for the purpose of this subparagraph the kind and amount of stock or other securities or cash or other property receivable upon such merger, sale, conveyance, reorganization, reclassification or change by each non-electing share shall be deemed to be the kind and amount so receivable by a plurality of the non-electing share); and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Stock to the and that the provisions set forth heroin (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any stock or other property thereafter deliverable upon the conversion of the Series C Stock.

         (m) Whenever the Conversion Rate or terms of conversion are adjusted or readjusted as herein provided, the Corporation shall prepare a notice setting forth such adjustment or readjustment and showing in detail the facts upon which each adjustment or readjustment is based, and such notice shall forthwith be mailed by first class mail to the holders of shares of Series C Stock so affected at their last known address shown on the stock books of the Corporation.

         (n) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock or out of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the Series C Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series C Stock from time to time outstanding. The Corporation shall from time to time in accordance with the General Corporation Law of the State of Delaware increase the authorized amount of its Common Stock if at any time the authorized number of share of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the Series C Stock outstanding from time to time.


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         (o) No fractional shares of Common Stock are to be delivered upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be deliverable in an amount equal to the same fraction of the current market price per share of Common Stock on the date of conversion, such current market price to be determined in good faith by the Board of Directors.

         (p) The Corporation will pay any issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of Common Stock on conversion of Series C Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that in which the shares of Series C Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

         6. Notices of Record Date. In the event that the Corporation shall propose at any time:

         (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

         (b) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or series or other rights;

         (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

         (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in connection with any such event, the Corporation shall send to the then holders of record of Series C Stock (the "Record Holders"):

                  (i) in the case of the matters referred to in (a) and (b) above, at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (a) or (b) above; and

                  (ii) in the case of the matters referred to in (c) and (d), at least ten (10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for


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         securities or other property deliverable upon the occurrence of such event) or for determining rights to vote in respect of the matters referred to in (c) or (d) above.

         Each such written notice shall be delivered or given by first class mail, postage prepaid, addressed to the Record Holders at the address for each such holder as shown on the books and records of the Corporation.

         7. Restrictions on Corporate Actions. So long as any shares of Series C Stock are outstanding, the Corporation shall not, without obtaining the prior approval of the holders of a majority of the shares of Series C Stock outstanding from time to time, take any of the following actions:

         (a) except for a Surviving Combination, effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or any consolidation or merger involving the Corporation or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation or winding up of the Corporation, unless, in any such case, the holders of Series C Stock are entitled to receive consideration of at least $15.00 per share (as adjusted for stock dividends, stock splits, recapitalizations and the like);

         (b) purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any of the Common Stock; provided, that this provision shall not apply to the purchase of shares of Common Stock from directors, officers, employees or consultants of or advisers to the Corporation upon any termination of employment or their affiliation with the Corporation or pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation;

         (c) authorize or issue, or obligate itself to issue, any other equity securities ranking senior to or on a parity with the Series C Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

         (d) declare or pay dividends or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock) on account of the Common Stock or set apart any sum for any such purposes; or

         (e) increase or decrease (other than by redemption or conversion of the Preferred Stock) the total number of authorized shares of Preferred Stock or Common Stock.

         8. Information Rights: So long as a any Person continues to hold at least 100,000 shares of Series C Stock, the Corporation shall deliver to such Person audited annual and unaudited quarterly financial statements; provided, however, that such information rights shall: (i) terminate at such time that the Corporation becomes a "reporting company" under the Securities Exchange Act of 1934, as amended; and (ii) be transferable only to a transferee obtaining from the transferor at


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


least 100,000 shares of Series C Stock and provided that the Corporation does not reasonably believe that such transferee is a competitor of the Corporation and such transferee agrees in writing to non-disclosure provisions prepared by the Corporation with respect to such information.


         IN WITNESS WHEREOF, Mobility Electronics, Inc. has caused hereunto this certificate to be signed by its Chief Executive Officer and Secretary this 23rd day of November, 1998.



                                        MOBILITY ELECTRONICS, INC.



                                        By: /s/ Richard F. Dahlson
                                           ----------------------------------
                                           Richard F. Dahlson, Secretary



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